Item 77Q1(g)
AGREEMENT AND PLAN OF REORGANIZATION


	THIS AGREEMENT AND PLAN OF REORGANIZATION dated as of March 27, 2008, is by and among each of the trust and corporation identified in Schedule A hereto as an Acquired Company (each an "Acquired Company"), on behalf of each series thereof identified in Schedule A hereto as an Acquired Fund (each an "Acquired Fund"), Columbia Funds Series Trust I (the "Acquiring Trust"), on behalf of each series thereof identified in Schedule A hereto as an Acquiring Fund (each an "Acquiring Fund"); and Columbia Management Advisors, LLC (the "Adviser").

       This Agreement shall be treated as if each reorganization between an Acquired Fund and its corresponding Acquiring Fund contemplated hereby had been the subject of a separate agreement.

       This Agreement is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of
Section 361(a) and Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and any successor provision. The reorganization will consist of the transfer of all of the assets of each Acquired Fund attributable to each class of its shares in exchange for shares of the corresponding class of shares of the corresponding Acquiring Fund (the "Acquisition Shares"), and the assumption by each Acquiring Fund of the liabilities of the corresponding Acquired Fund and the distribution of the Acquisition Shares to the relevant shareholders of such Acquired Fund in liquidation of such Acquired Fund, all upon the terms and conditions set forth in this Agreement.

       In consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1.	TRANSFER OF ASSETS OF EACH ACQUIRED FUND IN EXCHANGE FOR
ASSUMPTION OF LIABILITIES AND ACQUISITION SHARES AND LIQUIDATION
OF SUCH ACQUIRED FUND.

1.1.	Subject to the terms and conditions herein set forth and
on the basis of the representations and warranties contained herein,

(a)	Each Acquired Fund will transfer and deliver to the
corresponding Acquiring Fund, and each such Acquiring Fund will acquire, all the assets of such Acquired Fund as set forth in paragraph 1.2;

(b)	Each Acquiring Fund will assume all of the corresponding
Acquired Fund's liabilities and obligations of any kind whatsoever, whether absolute, accrued, contingent or otherwise, in existence on the Closing Date (as defined in paragraph 1.2 hereof) (the "Obligations"); and

(c)	Each Acquiring Fund will issue and deliver to the
corresponding Acquired Fund in exchange for the net assets attributable to each class of its shares a number of Acquisition Shares of the corresponding class equal in value to the net assets of such class of the corresponding Acquired Fund, each determined as of the close of business on the Valuation Date
(as defined in paragraph 2.1). Such transactions shall take place at the closing provided for in paragraph 3.1 (the "Closing").

1.2.	The assets of each Acquired Fund to be acquired by the
corresponding Acquiring Fund shall consist of all cash, securities, dividends and interest receivable, receivables for shares sold and all other assets which are owned by the Acquired Fund on the closing date provided in paragraph 3.1 (the "Closing Date") and any deferred expenses, other than unamortized organizational expenses, shown as an asset on the books of such Acquired Fund on the Closing Date. Each Acquiring Fund agrees that all rights to indemnification and all limitations of liability existing in favor of the Acquired Company's current and former trustees/directors and officers, acting in their capacities as such, under the Acquired Company's organizational documents as in effect as of the date of this Agreement or under any other agreement of the Acquired Fund shall survive the reorganization as obligations of the Acquiring Trust, on behalf of the Acquiring Fund, and shall continue in full force and effect, without any amendment thereto, and shall constitute rights which may be asserted against the Acquiring Trust, on behalf of the Acquiring Fund, its successors or assigns.

1.3.	As provided in paragraph 3.4, on the Closing Date, or as soon thereafter as is conveniently practicable (the "Liquidation Date"), each Acquired Fund will liquidate and distribute pro rata to its shareholders of record of each class of shares, determined as of the close of business on the Valuation Date (as defined in paragraph 2.1), the Acquisition Shares of the relevant class received from the corresponding Acquiring Fund pursuant to paragraph 1.1. Such liquidation and distribution will be accomplished by the transfer of the Acquisition Shares then credited to the account of each Acquired Fund on the books of the corresponding Acquiring Fund to open accounts on the share records of the corresponding Acquiring Fund in the names of such Acquired Fund's shareholders and representing the respective pro rata number of Acquisition Shares due such shareholders. The corresponding Acquiring Fund shall not be obligated to issue certificates representing Acquisition Shares in connection with such exchange.

1.4.	With respect to Acquisition Shares distributable pursuant to paragraph 1.3 to an Acquired Fund shareholder holding a certificate or certificates for shares of such Acquired Fund, if any, on the Valuation Date, such Acquired Fund will not permit such shareholder to receive Acquisition Share certificates therefor, to exchange such Acquisition Shares for shares of other investment companies, to effect an account transfer of such Acquisition Shares, or to pledge or redeem such Acquisition Shares until such shareholder has surrendered all his or her outstanding certificates for Acquired Fund shares or, in the event of lost certificates, posted adequate bond.

1.5.	If applicable, as soon as practicable after the Closing Date, each Acquired Company shall file an application pursuant to Section 8(f) of the Investment Company Act of 1940, as amended (the "1940 Act"), for an order declaring that it has ceased to be an investment company and, upon receipt of such order, shall make all filings and take all other steps as shall be necessary and proper to effect its complete termination under applicable state law. After the Closing Date, no Acquired Fund shall conduct any business except in connection with its liquidation, deregistration (if applicable) and termination.

2.	VALUATION.

2.1.	The value of each Acquired Fund's assets to be acquired by
the corresponding Acquiring Fund hereunder shall be the value of such assets computed as of the close of regular trading on the New York Stock Exchange on the business day next preceding the Closing (such time and date being herein called the "Valuation Date") using the valuation procedures set forth in the organizational documents of the corresponding Acquiring Fund and the then current prospectus or prospectuses or statement or statements of additional information of the corresponding Acquiring Fund (collectively, as amended or supplemented from time to time, the "Acquiring Fund Prospectus") for determining net asset value, and shall be certified by such Acquired Fund.

2.2.	Reserved.

3.	CLOSING AND CLOSING DATE.

3.1.	The Closing Date shall be on March 31, 2008, or on such
other date as the parties may agree. The Closing shall be held at 10:00 a.m. at the Adviser's offices, One Financial Center, Boston, Massachusetts 02111 (or such other place as the parties may agree), at such time as the parties may agree.

3.2.	The portfolio securities of each Acquired Fund shall be made available by such Acquired Fund to the custodian for the corresponding Acquiring Fund (the "Custodian") for examination no later than the fifth business day preceding the Valuation Date. On the Closing Date, such portfolio securities and all such Acquired Fund's cash shall be delivered by such Acquired Fund to the Custodian for the account of the corresponding Acquiring Fund, such portfolio securities to be duly endorsed in proper form for transfer in such manner and condition as to constitute good delivery thereof in accordance with the custom of brokers or, in the case of portfolio securities held in the U.S. Treasury Department's book-entry system or by the Depository Trust Company, Participants Trust Company or other third party depositories, by transfer to the account of the Custodian in accordance with Rule 17f-4, Rule 17f-5 or Rule 17f-7, as the case may be, under the 1940 Act and accompanied by all necessary federal and state stock transfer stamps or a check for the appropriate purchase price thereof. The cash delivered shall be in the form of currency or certified or official bank checks, payable to the order of "State Street Bank and Trust Company, custodian for corresponding Acquiring Fund."

3.3.	In the event that on the Valuation Date (a) the New York
Stock Exchange shall be closed to trading or trading thereon shall be restricted, or (b) trading or the reporting of trading on the New York Stock Exchange or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of each Acquired Fund or of the corresponding Acquiring Fund is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored; provided that if trading shall not be fully resumed and reporting restored within three business days of the Valuation Date, this Agreement may be terminated by either an Acquired Fund or the corresponding Acquiring Fund upon the giving of written notice to the other party.

3.4.	At the Closing, each Acquired Fund or its transfer
agent shall deliver to the corresponding Acquiring Fund or its designated agent a list of the names and addresses of such Acquired Fund's shareholders and the number of outstanding shares of each class of such Acquired Fund owned by each such shareholder, all as of the close of business on the Valuation Date, certified by any Vice President, Secretary or Assistant Secretary of such Acquired Fund. The Acquiring Trust will provide to each Acquired Fund evidence satisfactory to such Acquired Fund that the Acquisition Shares issuable pursuant to paragraph 1.1(c) have been credited to such Acquired Fund's account on the books of the corresponding Acquiring Fund. On the Liquidation Date, each Acquiring Fund will provide to the corresponding Acquired Fund evidence satisfactory to the corresponding Acquired Fund that such Acquisition Shares have been credited pro rata to open accounts in the names of the corresponding Acquired Fund's shareholders as provided in paragraph 1.3.

3.5.	At the Closing, each party shall deliver to the other
such bills of sale, instruments of assumption of liabilities, checks, assignments, stock certificates, receipts or other documents as such other party or its counsel may reasonably request in connection with the transfer of assets, assumption of liabilities and liquidation contemplated by paragraph 1.

4.	REPRESENTATIONS AND WARRANTIES.

4.1.	Each Acquired Fund represents and warrants the following
to the corresponding Acquiring Fund as of the date hereof and agrees to confirm the continuing accuracy and completeness in all material respects of the following on the Closing Date:

(a)	The Acquired Fund is either (i) a series of an Acquired
Company that is duly organized, validly existing and in good standing under the laws of the State of Delaware or (ii) a series of an Acquired Company that is duly organized, validly existing and in good standing under the laws of the State of Maryland, as applicable;

(b)	Each Acquired Company, of which each Acquired Fund is a
series thereof, is a duly registered investment company classified as a management company of the open-end type and its registration with the Securities and Exchange Commission as an investment company under the 1940 Act is in full force and effect, and the Acquired Fund is a separate series thereof duly designated in accordance with the applicable provisions of the Declaration of Trust or Articles of Incorporation, as applicable, of the applicable Acquired Company and the 1940 Act;

(c)	The Acquired Fund is not in violation in any material
respect of any provision of its organizational documents or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquired Fund is a party or by which the Acquired Fund is bound, and the execution, delivery and performance of this Agreement will not result in any such violation;

(d)	The Acquired Fund has no material contracts or other
commitments (other than this Agreement and such other contracts as may be entered into in the ordinary course of its business) which if terminated may result in material liability to the Acquired Fund or under which (whether or not terminated) any material payments for periods subsequent to the Closing Date will be due from the Acquired Fund;

(e)	To the knowledge of the Acquired Fund, except as has
been disclosed in writing to the corresponding Acquiring Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the Acquired Fund, any of its properties or assets, or any person whom the Acquired Fund may be obligated to indemnify in connection with such litigation, proceeding or investigation, and the Acquired Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body, which materially and adversely affects its business or its ability to consummate the transactions contemplated hereby;

(f)	The statement of assets and liabilities, the statement
of operations, the statement of changes in net assets, and the schedule of investments of the Acquired Fund, as of and for its most recently completed fiscal year, audited by PricewaterhouseCoopers LLP (and, if applicable, the unaudited statement of assets and liabilities, statement of operations, statement of changes in net assets and schedule of investments for any subsequent semiannual period following the most recently completed fiscal year), copies of which have been furnished to the corresponding Acquiring Fund, fairly reflect the financial condition and results of operations of the Acquired Fund as of such dates and for the periods then ended in accordance with generally accepted accounting principles consistently applied, and the Acquired Fund has no known liabilities of a material amount, contingent or otherwise, other than those shown on the statements of assets and liabilities referred to above or those incurred in the ordinary course of its business since the date of the Acquired Fund's most recently completed fiscal year;

(g)	Since the date of the Acquired Fund's most recently
completed fiscal year, there has not been any material adverse change in the Acquired Fund's financial condition, assets, liabilities or business (other than changes occurring in the ordinary course of business), or any incurrence by the Acquired Fund of indebtedness, except as disclosed in writing to the corresponding Acquiring Fund. For the purposes of this subparagraph (g), distributions of net investment income and net realized capital gains, changes in portfolio securities, changes in the market value of portfolio securities and net redemptions shall be deemed to be in the ordinary course of business;

(h)	As of the Closing Date, all federal and other tax
returns and reports of the Acquired Fund required by law to have been filed by such date (giving effect to extensions) shall have been filed, and all federal and other taxes shown to be due on such returns and reports or on any assessment received shall have been paid, or provisions shall have been made for the payment thereof, except for amounts that alone and in the aggregate would not reasonably be expected to have a material adverse effect. All of the Acquired Fund's tax liabilities will have been adequately provided for on its books. To the best of the Acquired Fund's knowledge, it will not have had any tax deficiency or liability asserted against it or question with respect thereto raised, and it will not be under audit by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid;

(i)	The Acquired Fund meets the requirements of subchapter
M of the Code for treatment as a "regulated investment company" within the meaning of Section 851 of the Code, and will continue meeting such requirements at all times through the Closing Date. The Acquired Fund has not at any time since its inception been liable for nor is now liable for any material income or excise tax pursuant to Section 852 or 4982 of the Code. The Acquired Fund is in compliance in all material respects with applicable regulations of the Internal Revenue Service pertaining to the reporting of dividends and other distributions on and redemptions of its capital stock and to withholding in respect of dividends and other distributions to shareholders, and is not liable for any material penalties which could be imposed thereunder;

(j)	All issued and outstanding shares of the Acquired Fund
are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable (except as set forth in the Acquired Fund's then current prospectus or prospectuses or statement or statements of additional information (collectively, as amended or supplemented from time to time, the "Acquired Fund Prospectus")) by the applicable Acquired Company and will have been issued in compliance with all applicable registration or qualification requirements of federal and state securities laws. No options, warrants or other rights to subscribe for or purchase, or securities convertible into, any shares of the Acquired Fund are outstanding and none will be outstanding on the Closing Date;

(k)	The Acquired Fund's investment operations from inception
to the date hereof have been in compliance in all material respects with the investment policies and investment restrictions set forth in the Acquired Fund Prospectus, except as previously disclosed in writing to the corresponding Acquiring Fund;

(l)	The execution, delivery and performance of this Agreement
has been duly authorized by the trustees/directors of the Acquired Company, upon approval thereof by the required majority of the shareholders of the Acquired Fund and assuming the due authorization, execution and delivery of this Agreement by the Acquiring Trust and Columbia, this Agreement will constitute the valid and binding obligation of the Acquired Fund enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and other equitable principles;

(m)	The Acquisition Shares to be issued to the Acquired Fund
pursuant to paragraph 1 will not be acquired for the purpose of making any distribution thereof other than to the Acquired Fund's shareholders as provided in paragraph 1.3;

(n)	The information provided by the Acquired Fund for use in
the Registration Statement and Prospectus/Proxy Statement referred to in paragraph 5.3 shall be accurate and complete in all material respects an shall comply with federal securities and other laws and regulations as applicable thereto;

(o)	No consent, approval, authorization or order of any court
or governmental authority is required for the consummation by the Acquired Fund of the transactions contemplated by this Agreement, except such as may be required under the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act and state securities or "Blue Sky" laws (which terms used herein shall include the laws of the District of Columbia and of Puerto Rico);

(p)	At the Closing Date, the Acquired Fund will have good and
marketable title to its assets to be transferred to the corresponding Acquiring Fund pursuant to paragraph 1.1 and will have full right, power and authority to sell, assign, transfer and deliver the Investments (as defined below) and any other assets and liabilities of the Acquired Fund to be transferred to the corresponding Acquiring Fund pursuant to this Agreement. At the Closing Date, subject only to the delivery of the Investments and any such other assets and liabilities and payment therefor as contemplated by this Agreement, the corresponding Acquiring Fund will acquire good and marketable title thereto and will acquire the Investments and any such other assets and liabilities subject to no encumbrances, liens or security interests whatsoever and without any restrictions upon the transfer thereof, except as previously disclosed to the corresponding Acquiring Fund. As used in this Agreement, the term "Investments" shall mean the Acquired Fund's investments shown on the schedule of its investments as of the date of its most recently completed fiscal year, referred to in subparagraph 4.1(f) hereof, as supplemented with such changes in the portfolio as the Acquired Fund shall make, and changes resulting from stock dividends, stock split-ups, mergers and similar corporate actions through the Closing Date;

(q)	Reserved; and

(r)	No registration of any of the Investments would be
required if they were, as of the time of such transfer, the subject of a public distribution by either of the corresponding
Acquiring Fund or the Acquired Fund, except as previously disclosed by the Acquired Fund to the corresponding Acquiring Fund.

4.2.	Each Acquiring Fund represents and warrants the following
to the corresponding Acquired Fund as of the date hereof and agrees to confirm the continuing accuracy and completeness in all material respects of the following on the Closing Date:

(a)	The Acquiring Fund is a series of the Acquiring Trust, which is duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts;

(b)	The Acquiring Trust is a duly registered investment company
classified as a management company of the open-end type and its registration with the Securities and Exchange Commission as an investment company under the 1940 Act is in full force and effect, and the Acquiring Fund is a separate series thereof duly designated in accordance with the applicable provisions of the Declaration of Trust of the Acquiring Trust and the 1940 Act;

(c)	At the Closing Date, the Acquiring Fund Prospectus will
conform in all material respects to the applicable requirements of the 1933 Act and the rules and regulations of the Securities and Exchange Commission thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and there will be no material contracts to which the Acquiring Fund is a party that are not referred to in such Prospectus or in the registration statement of which it is a part;

(d)	At the Closing Date, the Acquiring Fund will have good and
marketable title to its assets;

(e)	The Acquiring Fund is not in violation in any material
respect of any provisions of its organizational documents or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquiring Fund is a party or by which the Acquiring Fund is bound, and the execution, delivery and performance of this Agreement will not result in any such violation;

(f)	To the knowledge of the Acquiring Fund, except as has been
disclosed in writing to the Acquired Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the Acquiring Fund, any of its properties or assets, or any person whom the Acquiring Fund may be obligated to indemnify in connection with such litigation, proceeding or investigation, and the Acquiring Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions contemplated hereby;

(g)	Reserved;

(h)	Reserved;

(i)	As of the Closing Date, the Acquiring Fund shall have not been required by law to have filed any federal or other tax returns or reports. All of the Acquiring Fund's tax liabilities, if any, will have been adequately provided for on its books. To the best of the Acquiring Fund's knowledge, it will not have had any tax deficiency or liability asserted against it or question with respect thereto raised, and it will not be under audit by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid;

(j)	The Acquiring Fund was established by the trustees of the
Acquiring Trust in order to effect the transactions described in this Agreement. It has not yet filed its first federal income tax return and, thus, has not yet elected to be treated as a "regulated investment company" for federal income tax purposes. However, upon filing its first income tax return at the completion of its first taxable year, the Acquiring Fund will elect to be a "regulated investment company" and until such time will take all steps necessary to ensure that it qualifies for taxation as a "regulated investment company" under Sections 851 and 852 of the Code;

(k)	The Acquiring Fund has no shares of beneficial interest issued and outstanding;

(l)	Reserved;

(m)	The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Acquiring Fund, and assuming the due authorization, execution and delivery of this Agreement by the Acquired Company and Columbia, this Agreement constitutes the valid and binding obligation of the Acquiring Fund enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and other equitable principles;

(n)	The Acquisition Shares to be issued and delivered to the
corresponding Acquired Fund pursuant to the terms of this Agreement will at the Closing Date have been duly authorized and, when so issued and delivered, will be duly and validly issued shares of the Acquiring Fund, and will be fully paid and non-assessable (except as set forth in the Acquiring Fund Prospectus) by the Acquiring Fund, and no shareholder of the Acquiring Fund will have any preemptive right of subscription or purchase in respect thereof;

(o)	The information provided by the Acquiring Fund for use in the
Registration Statement and Prospectus/Proxy Statement referred to in paragraph 5.3 shall be accurate and complete in all material respects an shall comply with federal securities and other laws and regulations as applicable thereto; and

(p)	No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Acquiring Fund of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act and state securities or "Blue Sky" laws (which terms as used herein shall include the laws of the District of Columbia and of Puerto Rico).

5.	COVENANTS OF EACH ACQUIRED FUND AND THE CORRESPONDING ACQUIRING
FUND.

Each Acquired Fund and each corresponding Acquiring Fund hereby covenants and agrees with the other as follows:

5.1.	The corresponding Acquiring Fund and the Acquired Fund will each operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include regular and customary periodic dividends and distributions.

5.2.	Each Acquired Fund will call a meeting of its shareholders to be held prior to the Closing Date to consider and to act upon this Agreement and to take all other reasonable action necessary to obtain the required shareholder approval of the transactions contemplated hereby.

5.3.	In connection with each Acquired Fund shareholders' meeting
referred to in paragraph 5.2, the corresponding Acquiring Fund will prepare a prospectus/proxy statement (the "Prospectus/Proxy Statement") for such meeting, to be included in a Registration Statement on Form N-14 (the "Registration Statement"), which the corresponding Acquiring Fund will prepare and file for registration under the 1933 Act of the Acquisition Shares to be distributed to each Acquired Fund's shareholders pursuant hereto, all in compliance with the applicable requirements of the 1933 Act, the Securities Exchange Act of 1934, as amended, and the 1940 Act.

5.4.	The information to be furnished by each Acquired Fund for use in the Registration Statement and the information to be furnished by the corresponding Acquiring Fund for use in the Prospectus/Proxy Statement, each as referred to in paragraph 5.3, shall be accurate and complete in all material respects and shall comply with federal securities and other laws and regulations thereunder applicable thereto.

5.5.	The corresponding Acquiring Fund will advise the Acquired Fund promptly if at any time prior to the Closing Date the assets of such Acquired Fund include any securities that the corresponding Acquiring Fund is not permitted to acquire.

5.6.	Subject to the provisions of this Agreement, the Acquired Fund and the corresponding Acquiring Fund will each take, or cause to be taken, all action, and do, or cause to be done, all things reasonably necessary, proper or advisable to cause the conditions to the other party's obligations to consummate the transactions contemplated hereby to be met or fulfilled and otherwise to consummate and make effective such transactions.

5.7.	The corresponding Acquiring Fund will use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state securities or "Blue Sky" laws as it may deem appropriate in order to continue its operations after the Closing Date.

6.	CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH ACQUIRED FUND.
The obligation of each Acquired Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the corresponding Acquiring Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, to the following further conditions:

6.1.	The corresponding Acquiring Fund shall have delivered to the
Acquired Fund a certificate executed in its name by its President or a Vice President and its Treasurer or an Assistant Treasurer, in form and substance satisfactory to the Acquired Fund and dated as of the Closing Date, to the effect that the representations and warranties of the corresponding Acquiring Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and that the corresponding Acquiring Fund has complied with all the covenants and agreements and satisfied all of the conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Date.

6.2.	The Acquired Fund shall have received a favorable opinion of
Ropes & Gray LLP, dated the Closing Date and in a form satisfactory to the Acquired Fund, to the following effect:

(a)	The Acquiring Trust is duly organized and validly existing under the laws of The Commonwealth of Massachusetts and has power to own all of its properties and assets and to carry on its business as presently conducted, and the corresponding Acquiring Fund is a separate series thereof duly constituted in accordance with the applicable provisions of the 1940 Act and the Declaration of Trust and Bylaws of the Acquiring Trust;

(b)	This Agreement has been duly authorized, executed and delivered on behalf of the corresponding Acquiring Fund and, assuming the Registration Statement and Prospectus/Proxy Statement referred to in paragraph 5.3 comply with applicable federal securities laws and assuming the due authorization, execution and delivery of this Agreement by the Acquired Fund and Columbia, is the valid and binding obligation of the corresponding Acquiring Fund, enforceable against the corresponding Acquiring Fund in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and other equitable principles;

(c)	The corresponding Acquiring Fund has the power to assume the liabilities to be assumed by it hereunder and, upon consummation of the transactions contemplated hereby, the corresponding Acquiring
Fund will have duly assumed such liabilities;

(d)	The Acquisition Shares to be issued for transfer to the
Acquired Fund's shareholders as provided by this Agreement are duly authorized and upon such transfer and delivery will be validly issued and outstanding and fully paid and nonassessable shares in the corresponding Acquiring Fund, and no shareholder of the corresponding Acquiring Fund has any preemptive right of subscription or purchase in respect thereof;

(e)	The execution and delivery of this Agreement did not, and
the performance by the corresponding Acquiring Fund of its obligations hereunder will not, violate the corresponding Acquiring Fund's organizational documents, or any provision of any agreement known to such counsel to which the corresponding Acquiring Fund is a party or by which it is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment, or decree to which such Acquiring Fund is a party or by which it is bound;

(f)	To the knowledge of such counsel, no consent, approval,
authorization or order of any court or governmental authority is required for the consummation by the corresponding Acquiring Fund of the transactions contemplated by this Agreement except such as may be required under state securities or "Blue Sky" laws or such as have been obtained;

(g)	Such counsel does not know of any legal or governmental
proceedings relating to the Acquiring Fund existing on or before the date of mailing of the Prospectus/Proxy Statement referred to in paragraph 5.3 or the Closing Date required to be described in the Registration Statement that are not described as required;

(h)	The Acquiring Trust is registered with the Securities
and Exchange Commission as an investment company under the 1940
Act;

(i)	To the knowledge of such counsel, except as has been
disclosed in writing to the Acquired Fund or disclosed in the Prospectus/Proxy Statement referred to in paragraph 5.3, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the corresponding Acquiring Fund or any of its properties or assets or any person whom the Acquired Fund may be obligated to indemnify in connection with such litigation, proceeding or investigation, and the corresponding Acquiring
Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body, which materially and adversely affects its business or its ability to consummate the transaction contemplated hereby; and

(j)	The Registration Statement has become effective under the
1933 Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or threatened by the Securities and Exchange Commission. Such counsel may rely on certificates of officers or trustees of the Acquiring Trust.

6.3.	For the period beginning at the Closing Date of the last
reorganization of any series for each Acquired Company and ending not less than six years thereafter, Columbia, its successors and assigns, shall provide, or cause to be provided, liability coverage at least comparable to the liability coverage currently applicable to both former and current directors and officers of such Acquired Company as of the date of this Agreement, covering the actions of such directors and officers of such Acquired Company for the period they served as such. Any related costs or expenses shall be borne by the applicable Acquired Company.

7.	CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH ACQUIRING FUND.

The obligations of each Acquiring Fund to complete the transactions provided for herein shall be subject, at its election, to the performance by the corresponding Acquired Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, to the following further conditions:

7.1.	The corresponding Acquired Fund shall have delivered to the
Acquiring Fund a certificate executed in its name by its President or a Vice President and its Treasurer or an Assistant Treasurer, in form and substance satisfactory to the Acquiring Fund and dated as of the Closing Date, to the effect that the representations and warranties of the corresponding Acquired Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and that the corresponding Acquired Fund has complied with all the covenants and agreements and satisfied all of the conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Date.

7.2.	The Acquiring Fund shall have received a favorable opinion
of Morgan, Lewis & Bockius LLP, dated the Closing Date and in a form satisfactory to the Acquiring Fund, to the following effect:

(a)	The applicable Acquired Company (i) is either (A) duly
organized and validly existing under the laws of the State of Maryland or (B) duly organized and validly existing under the laws of the State of Delaware and (ii) has power to own all of its properties and assets and to carry on its business as presently conducted, and the corresponding Acquired Fund is a separate series thereof duly constituted in accordance with the applicable provisions of the 1940 Act and the Declaration of Trust/Articles of Incorporation and Bylaws of the Acquired Company;

(b)	This Agreement has been duly authorized, executed and
delivered on behalf of the corresponding Acquired Fund and, assuming the Registration Statement and Prospectus/Proxy Statement referred to in paragraph 5.3 comply with applicable federal securities laws and assuming the due authorization, execution and delivery of this Agreement by the Acquiring Fund and Columbia, is the valid and binding obligation of the corresponding Acquired Fund enforceable against the corresponding Acquired Fund in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and other equitable principles;

(c)	The corresponding Acquired Fund has the power to sell,
assign, transfer and deliver the assets to be transferred by it hereunder, and, upon consummation of the transactions contemplated hereby, the corresponding Acquired Fund will have duly transferred such assets to the Acquiring Fund;

(d)	The execution and delivery of this Agreement did not, and
the performance by the corresponding Acquired Fund of its respective obligations hereunder will not, violate the corresponding Acquired Fund's organizational documents or any provision of any agreement known to such counsel to which the corresponding Acquired Fund is a party or by which it is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment, or decree to which the corresponding Acquired Fund is a party or by which it is bound;

(e)	To the knowledge of such counsel, no consent, approval,
authorization or order of any court or governmental authority is required for the consummation by the corresponding Acquired Fund of the transactions contemplated by this Agreement, except such as have been obtained;

(f)	Such counsel does not know of any legal or governmental
proceedings relating to the corresponding Acquired Fund existing on or before the date of mailing of the Prospectus/Proxy Statement referred to in paragraph 5.3 or the Closing Date required to be described in the Prospectus/Proxy Statement that are not described as required;

(g)	The applicable Acquired Company is registered with the
Securities and Exchange Commission as an investment company under the 1940 Act; and

(h)	To the knowledge of such counsel, except as has been
disclosed in writing to the Acquiring Fund or disclosed in the Prospectus/Proxy Statement referred to in paragraph 5.3, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the corresponding Acquired Fund or any of its properties or assets or any person whom the Acquiring Fund may be obligated to indemnify in connection with such litigation, proceeding or investigation, and the corresponding Acquired Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body, which materially and adversely affects its business or its ability to consummate the transaction contemplated thereby.

Such counsel may rely as to matters governed by the laws of The Commonwealth of Massachusetts on an opinion of local counsel and/or certificates of officers or trustees of the Acquired Company.

7.3.	Reserved.

7.4.	The custodian shall have delivered to the Acquiring Fund
a certificate identifying all of the assets of the corresponding
Acquired Fund held by the Custodian as of the Valuation Date.

8.	FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH ACQUIRING
FUND AND THE CORRESPONDING ACQUIRED FUND.

The respective obligations of each Acquired Fund and the corresponding Acquiring Fund hereunder are each subject to the further conditions that on or before the Closing Date:

8.1.	This Agreement and the transactions contemplated herein shall have received all necessary shareholder approvals at the meeting of shareholders of each Acquired Fund referred to in paragraph 5.2.

8.2.	On the Closing Date, no action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated hereby. On the Closing Date, the Securities and Exchange Commission will not have issued an unfavorable report under Section 25(b) of the 1940 Act, nor instituted any proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement under
Section 25(c) of the 1940 Act.

8.3.	All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities (including those of the Securities and Exchange Commission and of state "Blue Sky" and securities authorities) deemed necessary by the Acquired Fund or the corresponding Acquiring Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquired Fund or the corresponding Acquiring Fund.

8.4.	The Registration Statement shall have become effective under the 1933 Act and no stop order suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

8.5.	The Acquired Fund shall have received a favorable opinion of
Ropes & Gray LLP satisfactory to the Acquired Fund, and the corresponding Acquiring Fund shall have received a favorable opinion of Ropes & Gray
LLP satisfactory to the corresponding Acquiring Fund, each substantially to the effect that, on the basis of existing provisions of the Code, Treasury regulations promulgated thereunder, current administrative rules, pronouncements, and court decisions, while the matter is not free from doubt, generally for federal income tax purposes:

(a)	The transactions contemplated by this Agreement will constitute a reorganization within the meaning of Section 368(a) of the Code, and the Acquired Fund and the corresponding Acquiring Fund will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code;

(b)	under Sections 361 and 357 of the Code, no gain or loss will be recognized by the Acquired Fund upon the transfer of its assets to the Acquiring Fund in exchange for Acquiring Fund shares and the assumption by the Acquiring Fund of the Acquired Fund's liabilities, or upon the distribution of Acquiring Fund shares by the Acquired Fund to its shareholders in liquidation;

(c)	under Section 354 of the Code, no gain or loss will be
recognized by shareholders of the Acquired Fund on the distribution of Acquiring Fund shares to them in exchange for their shares of the Acquired Fund;

(d)	under Section 358 of the Code, the aggregate tax basis of
the Acquiring Fund shares that the Acquired Fund's shareholders receive in exchange for their Acquired Fund shares will be the same as the aggregate tax basis of the Acquired Fund shares exchanged therefor;

(e)	under Section 1223(1) of the Code, an Acquired Fund
shareholder's holding period for the Acquiring Fund shares received will be determined by including the holding period for the Acquired Fund shares exchanged therefor, provided that at the time of the exchange the shareholder held the Acquired Fund shares as a capital asset;

(f)	under Section 1032 of the Code, no gain or loss will be
recognized by the Acquiring Fund upon receipt of the assets transferred to the Acquiring Fund in exchange for Acquiring Fund shares and the assumption by the Acquiring Fund of the liabilities of the Acquired Fund;

(g)	under Section 362(b) of the Code, the Acquiring Fund's
tax basis in the assets that the Acquiring Fund receives from the Acquired Fund will be the same as the Acquired Fund's tax basis in such assets immediately prior to such exchange;

(h)	under Section 1223(2) of the Code, the Acquiring Fund's
holding periods in such assets will include the Acquired Fund's holding periods in such assets; and

(i)	the Acquiring Fund will succeed to and take into account
the items of the Acquired Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Regulations thereunder.

The opinion will be based on certain factual certifications made by officers of the Acquired Fund and the corresponding Acquiring Fund and will also be based on customary assumptions. The opinion is not a guarantee that the tax consequences of the relevant reorganization will be as described above. There is no assurance that the Internal Revenue Service or a court would agree with the opinion.

8.6.	At any time prior to the Closing, any of the foregoing
conditions of this Agreement, except paragraph 8.1, may be waived jointly by the board of directors/trustees of each of the Acquired Company and the corresponding Acquiring Trust, if, in their judgment, such waiver will not have a material adverse effect on the interests of the shareholders of the Acquired Fund or the corresponding Acquiring Fund.

9.	BROKERAGE FEES AND EXPENSES.

9.1.	Each Acquired Fund and corresponding Acquiring Fund represents and warrants to the other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

9.2.	All fees and expenses incurred in connection with the
transactions contemplated herein shall be borne by the Adviser.

10.	ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES.

10.1.	Each Acquired Fund and the corresponding Acquiring Fund agree that neither party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties.

10.2.	The representations, warranties and covenants contained in
this Agreement or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder except paragraphs 1.1, 1.2, 1.3, 1.5, 5.4, 5.6, 6.3, 9, 10, 13 and 14.

11.	TERMINATION.

11.1.	This Agreement may be terminated by the mutual agreement
of each Acquired Fund and the corresponding Acquiring Fund. In addition, either an Acquired Fund or the corresponding Acquiring Fund may at its option terminate this Agreement at or prior to the Closing Date because:

(a)	Of a material breach by the other of any representation,
warranty, covenant or agreement contained herein to be performed by the other party at or prior to the Closing Date;

(b)	A condition herein expressed to be precedent to the
obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met; or

(c)	Any governmental authority of competent jurisdiction
shall have issued any judgment, injunction, order, ruling or decree or taken any other action restraining, enjoining or otherwise prohibiting this Agreement or the consummation of any of the transactions contemplated herein and such judgment, injunction, order, ruling, decree or other action becomes final and non-appealable; provided that the party seeking to terminate this Agreement pursuant to this Section 11.1(c) shall have used its reasonable best efforts to have such judgment, injunction, order, ruling, decree or other action lifted, vacated or denied.

If the transactions contemplated by this Agreement have not been substantially completed by December 31, 2008, this Agreement shall automatically terminate on that date unless a later date is agreed to by both the Acquired Fund and the corresponding Acquiring Fund.

11.2.	If for any reason, except for willful default by a party,
the transactions contemplated by this Agreement are not consummated, no party shall be liable to any other party for any damages resulting therefrom, including without limitation consequential damages.

12.	AMENDMENTS.
       This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of each Acquired Fund and the corresponding Acquiring Fund; provided, however, that following the shareholders' meeting called by each Acquired Fund pursuant to paragraph 5.2 no such amendment may have the effect of changing the provisions for determining the number of the Acquisition Shares to be issued to shareholders of such Acquired Fund under this Agreement to the detriment of such shareholders without their further approval.

13.	NOTICES.
       Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by prepaid telegraph, telecopy or certified mail addressed to the Acquired Fund or the corresponding Acquiring Fund at One Financial Center, Boston, Massachusetts 02111, Attention: Secretary.

14.	HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT;
NON- RECOURSE.

14.1.	The article and paragraph headings contained in this
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
14.2.	This Agreement may be executed in any number of
counterparts, each of which shall be deemed an original.

14.3.	This Agreement shall be governed by and construed in
accordance with the domestic substantive laws of The Commonwealth of Massachusetts, without giving effect to any choice or conflicts of law rule or provision that would result in the application of the domestic substantive laws of any other jurisdiction.

14.4.	This Agreement shall bind and inure to the benefit of the
parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

14.5.	A copy of the Declaration of Trust of the Acquiring Trust
is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that no trustee, officer, agent or employee of the Acquiring Trust shall have any personal liability under this Agreement, and that this Agreement is binding only upon the assets and properties of the relevant Acquiring Fund.


[THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK.]

       IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as a sealed instrument by its President, a Vice President or Treasurer and attested by its Secretary or Assistant Secretary.

                                EXCELSIOR FUNDS, INC.
                                EXCELSIOR FUNDS TRUST
                                Each on behalf of each of its
                                Acquired Funds

Attested by:

/s/ James R. Bordewick, Jr
Name: James R. Bordewick, Jr.	By:	/s/ J. Kevin Connaughton
Title: Secretary       	        Name:	J. Kevin Connaughton
	                        Title:	Senior Vice President,
                                Chief Financial Officer and Treasurer

                                COLUMBIA FUNDS SERIES TRUST I
                                On behalf of each of its
                                Acquiring Funds

Attested by:

/s/ James R. Bordewick, Jr
Name: James R. Bordewick, Jr.	By:	/s/ J. Kevin Connaughton
Title: Secretary	        Name:	J. Kevin Connaughton
	                        Title:	Senior Vice President,
                                Chief Financial Officer and Treasurer


	                        Solely for purposes of Paragraph 6.3
                                and 9.2 of the Agreement:

	                        COLUMBIA MANAGEMENT ADVISORS, LLC

Attested by:

/s/ James R. Bordewick, Jr      By:	/s/ Christopher L. Wilson
Name: James R. Bordewick, Jr.	Name:	Christopher L. Wilson
Title: Secretary	        Title:	Managing Director



                                                      Schedule A

                 Acquired Funds and Acquiring Funds

Acquired Companies/Acquired Funds     Acquiring Trust/Acquiring Funds

EXCELSIOR FUNDS, INC.                 COLUMBIA FUNDS SERIES TRUST I
Blended Equity Fund                   Columbia Blended Equity Fund
  Shares Class	                        Class Z
Emerging Markets Fund                 Columbia Emerging Markets Fund
  Class A                               Class A
  Class C                               Class C
  Shares Class                          Class Z
  Institutional Class	                Class Z
Energy and Natural Resources Fund     Columbia Energy and Natural
                                        Resources Fund
  Class A                               Class A
  Class C                               Class C
  Shares Class                          Class Z
Large Cap Growth Fund                 Columbia Select Large Cap
                                        Growth Fund
  Class A                               Class A
  Class C                               Class C
  Shares Class                          Class Z
  Institutional Class	                Class Z
  Retirement Shares Class	        Class R
Pacific/Asia Fund                     Columbia Pacific/Asia Fund
  Shares Class	                        Class Z
Small Cap Fund                        Columbia Select Small Cap Fund
  Class A                               Class A
  Class C                               Class C
  Shares Class	                        Class Z
  Retirement Shares Class               Class R
Value and Restructuring Fund          Columbia Value and Restructuring
                                        Fund
  Class A                               Class A
  Class C                               Class C
  Shares Class	                        Class Z
  Institutional Class                   Class Z
  Retirement Shares Class	        Class R
Core Bond Fund                        Columbia Bond Fund
  Shares Class                          Class Z
  Institutional Class                   Class Z
Intermediate-Term Bond Fund           Columbia Short-Intermediate
                                        Bond Fund
  Shares Class	                        Class Z


EXCELSIOR FUNDS TRUST                 COLUMBIA FUNDS SERIES TRUST I
Equity Opportunities Fund             Columbia Select Opportunities Fund
  Class A                               Class A
  Class C	                        Class C
  Shares Class	                        Class Z
Institutional Class                     Class Z
Mid Cap Value and Restructuring Fund  Columbia Mid Cap Value and
                                        Restructuring Fund
  Shares Class                          Class Z
  Institutional Class	                Class Z
  Retirement Shares Class               Class R




Item 77Q1(g)
AGREEMENT AND PLAN OF REORGANIZATION


	THIS AGREEMENT AND PLAN OF REORGANIZATION dated as of March 27, 2008, is by and among each of the trust and corporation identified in Schedule A hereto as an Acquired Company (each an "Acquired Company"), on behalf of each series thereof identified in Schedule A hereto as an Acquired Fund (each an "Acquired Fund"), Columbia Funds
Series Trust I (the "Acquiring Trust"), on behalf of
Columbia International Growth Fund (the "Acquiring Fund");
and Columbia Management Advisors, LLC (the "Adviser").

       This Agreement shall be treated as if each reorganization between an Acquired Fund and the Acquiring
Fund contemplated hereby had been the subject of a separate agreement.

       This Agreement is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 361(a) and Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and any successor provision. The reorganization will consist of the transfer of all of the assets of each Acquired Fund attributable to each class of its shares in exchange for shares of the corresponding class of shares of the Acquiring Fund (the "Acquisition Shares"), and the assumption by the Acquiring Fund of the liabilities of each Acquired Fund and the distribution of the Acquisition Shares to the relevant shareholders of such Acquired Fund in liquidation of such Acquired Fund, all upon the terms and conditions set forth in this Agreement.

       In consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1.	TRANSFER OF ASSETS OF EACH ACQUIRED FUND IN EXCHANGE
FOR ASSUMPTION OF LIABILITIES AND ACQUISITION SHARES AND
LIQUIDATION OF SUCH ACQUIRED FUND.

1.1.	Subject to the terms and conditions herein set forth
and on the basis of the representations and warranties contained herein,

(a)	Each Acquired Fund will transfer and deliver to the
Acquiring Fund, and the Acquiring Fund will acquire, all the assets of such Acquired Fund as set forth in paragraph 1.2;

(b)	The Acquiring Fund will assume all of each Acquired
Fund's liabilities and obligations of any kind whatsoever, whether absolute, accrued, contingent or otherwise, in existence on the Closing Date (as defined in paragraph 1.2 hereof) (the "Obligations"); and

(c)	The Acquiring Fund will issue and deliver to each
Acquired Fund in exchange for the net assets attributable to each class of its shares a number of Acquisition Shares of the corresponding class equal in value to the net assets of such class of the respective Acquired Fund, each determined as of the close of business on the Valuation Date (as defined in paragraph 2.1). Such transactions shall take place at the closing provided for in paragraph 3.1 (the "Closing").

1.2.	The assets of each Acquired Fund to be acquired by
the Acquiring Fund shall consist of all cash, securities, dividends and interest receivable, receivables for shares sold and all other assets which are owned by the Acquired
Fund on the closing date provided in paragraph 3.1 (the
"Closing Date") and any deferred expenses, other than unamortized organizational expenses, shown as an asset on the books of such Acquired Fund on the Closing Date. The
Acquiring Fund agrees that all rights to indemnification and all limitations of liability existing in favor of the Acquired Company's current and former trustees/directors and officers, acting in their capacities as such, under the Acquired Company's organizational documents as in effect as of the date of this Agreement or under any other agreement of the Acquired Fund shall survive the reorganization as obligations of the Acquiring Trust, on behalf of the Acquiring Fund, and shall continue in full force and effect, without any amendment thereto, and shall constitute rights which may be asserted against the Acquiring Trust, on behalf of the Acquiring Fund, its successors or assigns.

1.3.	As provided in paragraph 3.4, on the Closing Date,
or as soon thereafter as is conveniently practicable (the "Liquidation Date"), each Acquired Fund will liquidate and distribute pro rata to its shareholders of record of each class of shares, determined as of the close of business on the Valuation Date (as defined in paragraph 2.1), the Acquisition Shares of the relevant class received from the Acquiring Fund pursuant to paragraph 1.1. Such liquidation and distribution will be accomplished by the transfer of the Acquisition Shares then credited to the account of each Acquired Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the names of such Acquired Fund's shareholders and representing the respective pro rata number of Acquisition Shares due such shareholders. The Acquiring Fund shall not be obligated to issue certificates representing Acquisition Shares in connection with such exchange.

1.4.	With respect to Acquisition Shares distributable
pursuant to paragraph 1.3 to an Acquired Fund shareholder holding a certificate or certificates for shares of such Acquired Fund, if any, on the Valuation Date, such Acquired Fund will not permit such shareholder to receive Acquisition Share certificates therefor, to exchange such Acquisition Shares for shares of other investment companies, to effect an account transfer of such Acquisition Shares, or to pledge or redeem such Acquisition Shares until such shareholder has surrendered all his or her outstanding certificates for Acquired Fund shares or, in the event of lost certificates, posted adequate bond.

1.5.	If applicable, as soon as practicable after the
Closing Date, each Acquired Company shall file an application pursuant to Section 8(f) of the Investment Company Act of 1940, as amended (the "1940 Act"), for an order declaring that it has ceased to be an investment company and, upon receipt of such order, shall make all filings and take all other steps as shall be necessary and proper to effect its complete termination under applicable state law. After the Closing Date, no Acquired Fund shall conduct any business except in connection with its liquidation, deregistration (if applicable) and termination.

2.	VALUATION.

2.1.	The value of each Acquired Fund's assets to be acquired
by the Acquiring Fund hereunder shall be the value of such assets computed as of the close of regular trading on the New York Stock Exchange on the business day next preceding the Closing (such time and date being herein called the "Valuation Date") using the valuation procedures set forth in the organizational documents of the Acquiring Fund and the then current prospectus or prospectuses or statement or statements of additional information of the Acquiring Fund (collectively, as amended or supplemented from time to time, the "Acquiring Fund Prospectus") for determining net asset value, and shall be certified by such Acquired Fund.

2.2.	Reserved.

3.	CLOSING AND CLOSING DATE.

3.1.	The Closing Date shall be on March 31, 2008, or on such other date as the parties may agree. The Closing shall be held at 10:00 a.m. at the Adviser's offices, One Financial Center, Boston, Massachusetts 02111 (or such other place as the parties may agree), at such time as the parties may agree.

3.2.	The portfolio securities of each Acquired Fund shall be made available by such Acquired Fund to the custodian for the Acquiring Fund (the "Custodian") for examination no later than the fifth business day preceding the Valuation Date. On the Closing Date, such portfolio securities and all such Acquired Fund's cash shall be delivered by such Acquired Fund to the Custodian for the account of the Acquiring Fund, such portfolio securities to be duly endorsed in proper form for transfer in such manner and condition as to constitute good delivery thereof in accordance with the custom of brokers or, in the case of portfolio securities held in the U.S. Treasury Department's book-entry system or by the Depository Trust Company, Participants Trust Company or other third party depositories, by transfer to the account of the Custodian in accordance with Rule 17f-4, Rule 17f-5 or Rule 17f-7, as the case may be, under the 1940 Act and accompanied by all necessary federal and state stock transfer stamps or a check for the appropriate purchase price thereof. The cash delivered shall be in the form of currency or certified or official bank checks, payable to the order of "State Street Bank and Trust Company, custodian for the Acquiring Fund."

3.3.	In the event that on the Valuation Date (a) the New York
Stock Exchange shall be closed to trading or trading thereon shall be restricted, or (b) trading or the reporting of trading on the New York Stock Exchange or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of each Acquired Fund or of the Acquiring Fund is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored; provided that if trading shall not be fully resumed and reporting restored within three business days of the Valuation Date, this Agreement may be terminated by either an Acquired Fund or the Acquiring Fund upon the giving of written notice to the other party.

3.4.	At the Closing, each Acquired Fund or its transfer agent
shall deliver to the Acquiring Fund or its designated agent a list of the names and addresses of such Acquired Fund's shareholders and the number of outstanding shares of each class of such Acquired Fund owned by each such shareholder, all as of the close of business on the Valuation Date, certified by any Vice President, Secretary or Assistant Secretary of such Acquired Fund. The Acquiring Trust will provide to each Acquired Fund evidence satisfactory to such Acquired Fund that the Acquisition Shares issuable pursuant to paragraph 1.1(c) have been credited to such Acquired Fund's account on the books of the Acquiring Fund. On the Liquidation Date, the Acquiring Fund will provide to each Acquired Fund evidence satisfactory to the corresponding Acquired Fund that such Acquisition Shares have been credited pro rata to open accounts in the names of such Acquired Fund's shareholders as provided in paragraph 1.3.

3.5.	At the Closing, each party shall deliver to the other such
bills of sale, instruments of assumption of liabilities, checks, assignments, stock certificates, receipts or other documents as such other party or its counsel may reasonably request in connection with the transfer of assets, assumption of liabilities and liquidation contemplated by paragraph 1.

4.	REPRESENTATIONS AND WARRANTIES.

4.1.	Each Acquired Fund represents and warrants the following
to the Acquiring Fund as of the date hereof and agrees to confirm the continuing accuracy and completeness in all material respects of the following on the Closing Date:

(a)	The Acquired Fund is either (i) a series of an Acquired
Company that is duly organized, validly existing and in good standing under the laws of the State of Delaware or (ii) a series of an Acquired Company that is duly organized, validly existing and in good standing under the laws of the State of Maryland, as applicable;

(b)	Each Acquired Company, of which each Acquired Fund is a
series thereof, is a duly registered investment company classified as a management company of the open-end type and its registration with the Securities and Exchange Commission as an investment company under the 1940 Act is in full force and effect, and the Acquired Fund is a separate series thereof duly designated in accordance with the applicable provisions of the Declaration of Trust or Articles of Incorporation, as applicable, of the applicable Acquired Company and the 1940 Act;

(c)	The Acquired Fund is not in violation in any material
respect of any provision of its organizational documents or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquired Fund is a party or by which the Acquired Fund is bound, and the execution, delivery and performance of this Agreement will not result in any such violation;

(d)	The Acquired Fund has no material contracts or other
commitments (other than this Agreement and such other contracts as may be entered into in the ordinary course of its business) which if terminated may result in material liability to the Acquired Fund or under which (whether or not terminated) any material payments for periods subsequent to the Closing Date will be due from the Acquired Fund;

(e)	To the knowledge of the Acquired Fund, except as has
been disclosed in writing to the Acquiring Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the Acquired Fund, any of its properties or assets, or any person whom the Acquired Fund may be obligated to indemnify in connection with such litigation, proceeding or investigation, and the Acquired Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body, which materially and adversely affects its business or its ability to consummate the transactions contemplated hereby;

(f)	The statement of assets and liabilities, the statement
of operations, the statement of changes in net assets, and the schedule of investments of the Acquired Fund, as of and for its most recently completed fiscal year, audited by PricewaterhouseCoopers LLP (and, if applicable, the unaudited statement of assets and liabilities, statement of operations, statement of changes in net assets and schedule of investments for any subsequent semiannual period following the most recently completed fiscal year), copies of which have been furnished to the Acquiring Fund, fairly reflect the financial condition and results of operations of the Acquired Fund as of such dates and for the periods then ended in accordance with generally accepted accounting principles consistently applied, and the Acquired Fund has no known liabilities of a material amount, contingent or otherwise, other than those shown on the statements of assets and liabilities referred to above or those incurred in the ordinary course of its business since the date of the Acquired Fund's most recently completed fiscal year;

(g)	Since the date of the Acquired Fund's most recently
completed fiscal year, there has not been any material adverse change in the Acquired Fund's financial condition, assets, liabilities or business (other than changes occurring in the ordinary course of business), or any incurrence by the Acquired Fund of indebtedness, except as disclosed in writing to the Acquiring Fund. For the purposes of this subparagraph (g), distributions of net investment income and net realized capital gains, changes in portfolio securities, changes in the market value of portfolio securities and net redemptions shall be deemed to be in the ordinary course of business;

(h)	As of the Closing Date, all federal and other tax returns
and reports of the Acquired Fund required by law to have been filed by such date (giving effect to extensions) shall have been filed, and all federal and other taxes shown to be due on such returns and reports or on any assessment received shall have been paid, or provisions shall have been made for the payment thereof, except for amounts that alone and in the aggregate would not reasonably be expected to have a material adverse effect. All of the Acquired Fund's tax liabilities will have been adequately provided for on its books. To the best of the Acquired Fund's knowledge, it will not have had any tax deficiency or liability asserted against it or question with respect thereto raised, and it will not be under audit by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid;

(i)	The Acquired Fund meets the requirements of
subchapter M of the Code for treatment as a "regulated investment company" within the meaning of Section 851 of the Code, and will continue meeting such requirements at all times through the Closing Date. The Acquired Fund has not at any time since its inception been liable for nor is now liable for any material income or excise tax pursuant to
Section 852 or 4982 of the Code. The Acquired Fund is in compliance in all material respects with applicable regulations of the Internal Revenue Service pertaining to the reporting of dividends and other distributions on and redemptions of its capital stock and to withholding in respect of dividends and other distributions to shareholders, and is not liable for any material penalties which could be imposed thereunder;

(j)	All issued and outstanding shares of the Acquired
Fund are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable (except as set forth in the Acquired Fund's then current prospectus or prospectuses or statement or statements of additional information (collectively, as amended or supplemented from time to time, the "Acquired Fund Prospectus")) by the applicable Acquired Company and will have been issued in compliance with all applicable registration or qualification requirements of federal and state securities laws. No options, warrants or other rights to subscribe for or purchase, or securities convertible into, any shares of the Acquired Fund are outstanding and none will be outstanding on the Closing Date;

(k)	The Acquired Fund's investment operations from
inception to the date hereof have been in compliance in all material respects with the investment policies and investment restrictions set forth in the Acquired Fund
Prospectus, except as previously disclosed in writing to the Acquiring Fund;

(l)	The execution, delivery and performance of this
Agreement has been duly authorized by the trustees/ directors of the Acquired Company, upon approval thereof by the required majority of the shareholders of the Acquired Fund and assuming the due authorization, execution and delivery of this Agreement by the Acquiring
Trust and Columbia, this Agreement will constitute the valid and binding obligation of the Acquired Fund enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and other equitable principles;

(m)	The Acquisition Shares to be issued to the Acquired
Fund pursuant to paragraph 1 will not be acquired for the purpose of making any distribution thereof other than to the Acquired Fund's shareholders as provided in paragraph 1.3;

(n)	The information provided by the Acquired Fund for
use in the Registration Statement and Prospectus/Proxy
Statement referred to in paragraph 5.3 shall be accurate and complete in all material respects an shall comply with federal securities and other laws and regulations as applicable thereto;

(o)	No consent, approval, authorization or order of any
court or governmental authority is required for the consummation by the Acquired Fund of the transactions contemplated by this Agreement, except such as may be required under the Securities Act of 1933, as amended
(the "1933 Act"), the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act and state securities or "Blue Sky" laws (which terms used herein shall include the laws of the District of Columbia and of Puerto Rico);

(p)	At the Closing Date, the Acquired Fund will
have good and marketable title to its assets to be transferred to the Acquiring Fund pursuant to paragraph
1.1 and will have full right, power and authority to sell, assign, transfer and deliver the Investments (as defined below) and any other assets and liabilities of the Acquired Fund to be transferred to the Acquiring
Fund pursuant to this Agreement. At the Closing Date, subject only to the delivery of the Investments and any such other assets and liabilities and payment therefor as contemplated by this Agreement, the corresponding
Acquiring Fund will acquire good and marketable title thereto and will acquire the Investments and any such other assets and liabilities subject to no encumbrances, liens or security interests whatsoever and without any restrictions upon the transfer thereof, except as previously disclosed to the Acquiring Fund. As used in this Agreement, the term "Investments" shall mean the Acquired Fund's investments shown on the schedule of its investments as of the date of its most recently completed fiscal year, referred to in subparagraph 4.1(f) hereof, as supplemented with such changes in the portfolio as the Acquired Fund shall make, and changes resulting from stock dividends, stock split-ups, mergers and similar corporate actions through the Closing Date;

(q)	Reserved; and

(r)	No registration of any of the Investments would be
required if they were, as of the time of such transfer, the subject of a public distribution by either of the Acquiring
Fund or the Acquired Fund, except as previously disclosed by the Acquired Fund to the Acquiring Fund.

4.2.	The Acquiring Fund represents and warrants the
following to each Acquired Fund as of the date hereof and agrees to confirm the continuing accuracy and completeness in all material respects of the following on the Closing
Date:

(a)	The Acquiring Fund is a series of the Acquiring
Trust, which is duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts;

(b)	The Acquiring Trust is a duly registered investment
company classified as a management company of the open-end type and its registration with the Securities and Exchange
Commission as an investment company under the 1940 Act is in full force and effect, and the Acquiring Fund is a separate series thereof duly designated in accordance with the applicable provisions of the Declaration of Trust of the Acquiring Trust and the 1940 Act;

(c)	At the Closing Date, the Acquiring Fund Prospectus
will conform in all material respects to the applicable requirements of the 1933 Act and the rules and regulations of the Securities and Exchange Commission thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and there will be no material contracts to which the Acquiring Fund is a party that are not referred to in such Prospectus or in the registration statement of which it is a part;

(d)	At the Closing Date, the Acquiring Fund will have
good and marketable title to its assets;

(e)	The Acquiring Fund is not in violation in any
material respect of any provisions of its organizational documents or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquiring Fund is a party or by which the Acquiring Fund is bound, and the execution, delivery and performance of this Agreement will not result in any such violation;

(f)	To the knowledge of the Acquiring Fund, except as has
been disclosed in writing to the Acquired Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the Acquiring Fund, any of its properties or assets, or any person whom the Acquiring Fund may be obligated to indemnify in connection with such litigation, proceeding or investigation, and the Acquiring Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions contemplated hereby;

(g)	Reserved;

(h)	Reserved;

(i)	As of the Closing Date, the Acquiring Fund shall have
not been required by law to have filed any federal or other tax returns or reports. All of the Acquiring Fund's tax liabilities, if any, will have been adequately provided for on its books. To the best of the Acquiring Fund's knowledge, it will not have had any tax deficiency or liability asserted against it or question with respect thereto raised, and it will not be under audit by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid;

(j)	The Acquiring Fund was established by the trustees of
the Acquiring Trust in order to effect the transactions described in this Agreement. It has not yet filed its first federal income tax return and, thus, has not yet elected to be treated as a "regulated investment company" for federal income tax purposes. However, upon filing its first income tax return at the completion of its first taxable year, the Acquiring Fund will elect to be a "regulated investment company" and until such time will take all steps necessary to ensure that it qualifies for taxation as a "regulated investment company" under Sections 851 and 852 of the Code;

(k)	The Acquiring Fund has no shares of beneficial interest
issued and outstanding;

(l)	Reserved;

(m)	The execution, delivery and performance of this
Agreement have been duly authorized by all necessary action on the part of the Acquiring Fund, and assuming the due authorization, execution and delivery of this Agreement by the Acquired Company and Columbia, this Agreement constitutes the valid and binding obligation of the Acquiring Fund enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and other equitable principles;

(n)	The Acquisition Shares to be issued and delivered to
the Acquired Fund pursuant to the terms of this Agreement will at the Closing Date have been duly authorized and, when so issued and delivered, will be duly and validly issued shares of the Acquiring Fund, and will be fully paid and non-assessable (except as set forth in the Acquiring Fund Prospectus) by the Acquiring Fund, and no shareholder of the Acquiring Fund will have any preemptive right of subscription or purchase in respect thereof;

(o)	The information provided by the Acquiring Fund for
use in the Registration Statement and Prospectus/Proxy
Statement referred to in paragraph 5.3 shall be accurate and complete in all material respects an shall comply with federal securities and other laws and regulations as applicable thereto; and

(p)	No consent, approval, authorization or order of
any court or governmental authority is required for the consummation by the Acquiring Fund of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act and state securities or "Blue Sky" laws (which terms as used herein shall include the laws of the District of Columbia and of Puerto Rico).

5.	COVENANTS OF EACH ACQUIRED FUND AND THE
ACQUIRING FUND.

Each Acquired Fund and the Acquiring Fund hereby covenants and agrees with the other as follows:

5.1.	The Acquiring Fund and the Acquired Fund will
each operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include regular and customary periodic dividends and distributions.

5.2.	Each Acquired Fund will call a meeting of its
shareholders to be held prior to the Closing Date to consider and to act upon this Agreement and to take all other reasonable action necessary to obtain the required shareholder approval of the transactions contemplated hereby.

5.3.	In connection with each Acquired Fund
shareholders' meeting referred to in paragraph 5.2, the Acquiring Fund will prepare a prospectus/proxy statement (the "Prospectus/Proxy Statement") for such meeting, to be included in a Registration Statement on Form N-14 (the "Registration Statement"), which the
Acquiring Fund will prepare and file for registration under the 1933 Act of the Acquisition Shares to be distributed to each Acquired Fund's shareholders pursuant hereto, all in compliance with the applicable requirements of the 1933 Act, the Securities Exchange
Act of 1934, as amended, and the 1940 Act.

5.4.	The information to be furnished by each
Acquired Fund for use in the Registration Statement and the information to be furnished by the Acquiring
Fund for use in the Prospectus/Proxy Statement, each as referred to in paragraph 5.3, shall be accurate and complete in all material respects and shall comply with federal securities and other laws and regulations thereunder applicable thereto.

5.5.	The Acquiring Fund will advise the Acquired
Fund promptly if at any time prior to the Closing
Date the assets of such Acquired Fund include any securities that the Acquiring Fund is not permitted to acquire.

5.6.	Subject to the provisions of this Agreement,
the Acquired Fund and the Acquiring Fund will each take, or cause to be taken, all action, and do, or cause to be done, all things reasonably necessary, proper or advisable to cause the conditions to the other party's obligations to consummate the transactions contemplated hereby to be met or fulfilled and otherwise to consummate and make effective such transactions.

5.7.	The Acquiring Fund will use all reasonable
efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state securities or "Blue Sky" laws as it may deem appropriate in order to continue its operations after the Closing Date.

6.	CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH
ACQUIRED FUND.

The obligation of each Acquired Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Acquiring
Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, to the following further conditions:

6.1.	The Acquiring Fund shall have delivered to the
Acquired Fund a certificate executed in its name by its President or a Vice President and its Treasurer or an Assistant Treasurer, in form and substance satisfactory to the Acquired Fund and dated as of the Closing Date, to the effect that the representations and warranties of the Acquiring Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and that the Acquiring Fund has complied with all the covenants and agreements and satisfied all of the conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Date.

6.2.	The Acquired Fund shall have received a favorable
opinion of Ropes & Gray LLP, dated the Closing Date and in a form satisfactory to the Acquired Fund, to the following effect:

(a)	The Acquiring Trust is duly organized and
validly existing under the laws of The Commonwealth of Massachusetts and has power to own all of its properties and assets and to carry on its business as presently conducted, and the corresponding Acquiring
Fund is a separate series thereof duly constituted in accordance with the applicable provisions of the 1940 Act and the Declaration of Trust and Bylaws of the Acquiring Trust;

(b)	This Agreement has been duly authorized, executed
and delivered on behalf of the Acquiring Fund and, assuming the Registration Statement and Prospectus/Proxy Statement referred to in paragraph 5.3 comply with applicable federal securities laws and assuming the due authorization, execution and delivery of this Agreement by the Acquired
Fund and Columbia, is the valid and binding obligation of the Acquiring Fund, enforceable against the Acquiring Fund in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and other equitable principles;

(c)	The Acquiring Fund has the power to assume the
liabilities to be assumed by it hereunder and, upon consummation of the transactions contemplated hereby, the Acquiring Fund will have duly assumed such liabilities;

(d)	The Acquisition Shares to be issued for transfer
to the Acquired Fund's shareholders as provided by this Agreement are duly authorized and upon such transfer and delivery will be validly issued and outstanding and fully paid and nonassessable shares in the Acquiring Fund, and no shareholder of the Acquiring Fund has any preemptive right of subscription or purchase in respect thereof;

(e)	The execution and delivery of this Agreement did
not, and the performance by the Acquiring Fund of its obligations hereunder will not, violate the Acquiring
Fund's organizational documents, or any provision of any agreement known to such counsel to which the Acquiring
Fund is a party or by which it is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment, or decree to which the Acquiring Fund is a party or by which it is bound;

(f)	To the knowledge of such counsel, no consent,
approval, authorization or order of any court or governmental authority is required for the consummation by the Acquiring Fund of the transactions contemplated by this Agreement except such as may be required under state securities or "Blue Sky" laws or such as have been obtained;

(g)	Such counsel does not know of any legal or
governmental proceedings relating to the Acquiring Fund existing on or before the date of mailing of the Prospectus /Proxy Statement referred to in paragraph 5.3 or the Closing Date required to be described in the Registration Statement that are not described as required;

(h)	The Acquiring Trust is registered with the Securities
and Exchange Commission as an investment company under the 1940 Act;

(i)	To the knowledge of such counsel, except as has been
disclosed in writing to the Acquired Fund or disclosed in the Prospectus/Proxy Statement referred to in paragraph
5.3, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the Acquiring Fund or any of its properties or assets or any person whom the Acquired Fund may be obligated to indemnify in connection with such litigation, proceeding or investigation, and the Acquiring Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body, which materially and adversely affects its business or its ability to consummate the transaction contemplated hereby; and

(j)	The Registration Statement has become effective
under the 1933 Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or threatened by the Securities and Exchange Commission. Such counsel may rely on certificates of officers or trustees of the Acquiring Trust.

6.3.	For the period beginning at the Closing Date of the
last reorganization of any series for each Acquired Company and ending not less than six years thereafter, Columbia, its successors and assigns, shall provide, or cause to be provided, liability coverage at least comparable to the liability coverage currently applicable to both former and current directors and officers of such Acquired Company as of the date of this Agreement, covering the actions of such directors and officers of such Acquired Company for the period they served as such. Any related costs or expenses shall be borne by the applicable Acquired Company.

7.	CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH ACQUIRING FUND.

The obligations of the Acquiring Fund to complete the transactions provided for herein shall be subject, at its election, to the performance by each Acquired Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, to the following further conditions:

7.1.	The Acquired Fund shall have delivered to the
Acquiring Fund a certificate executed in its name by its President or a Vice President and its Treasurer or an Assistant Treasurer, in form and substance satisfactory to the Acquiring Fund and dated as of the Closing Date, to the effect that the representations and warranties of the Acquired Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and that the Acquired Fund has complied with all the covenants and agreements and satisfied all of the conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Date.

7.2.	The Acquiring Fund shall have received a favorable
opinion of Morgan, Lewis & Bockius LLP, dated the Closing
Date and in a form satisfactory to the Acquiring Fund, to the following effect:

(a)	The applicable Acquired Company (i) is either
(A) duly organized and validly existing under the laws of the State of Maryland or (B) duly organized and validly existing under the laws of the State of Delaware and (ii) has power to own all of its properties and assets and to carry on its business as presently conducted, and the Acquired Fund is a separate series thereof duly constituted in accordance with the applicable provisions of the 1940
Act and the Declaration of Trust/Articles of Incorporation and Bylaws of the Acquired Company;

(b)	This Agreement has been duly authorized, executed
and delivered on behalf of the Acquired Fund and, assuming the Registration Statement and Prospectus/Proxy Statement referred to in paragraph 5.3 comply with applicable federal securities laws and assuming the due authorization, execution and delivery of this Agreement by the Acquiring Fund and Columbia, is the valid and binding obligation of the Acquired Fund enforceable against the Acquired Fund in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and other equitable principles;

(c)	The Acquired Fund has the power to sell, assign,
transfer and deliver the assets to be transferred by it hereunder, and, upon consummation of the transactions contemplated hereby, the Acquired Fund will have duly transferred such assets to the Acquiring Fund;

(d)	The execution and delivery of this Agreement did
not, and the performance by the Acquired Fund of its respective obligations hereunder will not, violate the Acquired Fund's organizational documents or any provision of any agreement known to such counsel to which the Acquired Fund is a party or by which it is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment, or decree to which the Acquired Fund is a party or by which it is bound;

(e)	To the knowledge of such counsel, no consent, approval,
authorization or order of any court or governmental authority is required for the consummation by the Acquired Fund of the transactions contemplated by this Agreement, except such as have been obtained;

(f)	Such counsel does not know of any legal or governmental
proceedings relating to the Acquired Fund existing on or before the date of mailing of the Prospectus/Proxy Statement referred to in paragraph 5.3 or the Closing Date required to be described in the Prospectus/Proxy Statement that are not described as required;

(g)	The applicable Acquired Company is registered with the
Securities and Exchange Commission as an investment company under the 1940 Act; and

(h)	To the knowledge of such counsel, except as has been
disclosed in writing to the Acquiring Fund or disclosed in the Prospectus/Proxy Statement referred to in paragraph 5.3, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the Acquired Fund or any of its properties or assets or any person whom the Acquiring Fund may be obligated to indemnify in connection with such litigation, proceeding or investigation, and the Acquired Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body, which materially and adversely affects its business or its ability to consummate the transaction contemplated thereby. Such counsel may rely as to matters governed by the laws of The Commonwealth of Massachusetts on an opinion of local counsel and/or certificates of officers or trustees of the Acquired Company.

7.3.	Prior to the Closing Date, the Acquired Fund shall
have declared a dividend or dividends which, together with all previous dividends, shall have the effect of distributing (i) all of the excess of (x) the Acquired Fund's interest income excludable from gross income under Section 103 of the Code over (y) the Acquired Fund's deductions disallowed under Sections 265 or 171 of the Code and (ii) all of the Acquired Fund's investment company taxable income as defined in Section 852 of the Code (in each case computed without regard to any deduction for dividends paid) for its taxable years ending on or after March 31, 2007, and on or prior to the Closing Date (computed without regard to any deduction for dividends paid), and all of its net capital gains realized (after reduction for any capital loss carryover) in each of its taxable years ending on or after March 31, 2007, and on or prior to the Closing Date. This Section 7.3 shall be a condition precedent to the obligations of the Acquiring Fund to complete the transactions provided for herein only if both Acquired
Funds will complete the transactions provided for herein.

7.4.	The Acquired Fund shall have furnished to the Acquiring
Fund a certificate, signed by the President (or any Vice President) and the Treasurer (or Assistant Treasurer) of the Acquired Fund, as to the adjusted tax basis in the hands of the Acquired Fund of the securities delivered to the Acquiring Fund pursuant to this Agreement. This Section 7.4 shall be a condition precedent to the obligations of the Acquiring Fund to complete the transactions provided for herein only if both Acquired Funds will complete the transactions provided for herein.

7.5.	The custodian shall have delivered to the Acquiring
Fund a certificate identifying all of the assets of the Acquired
Fund held by the Custodian as of the Valuation Date.

8.	FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE
ACQUIRING FUND AND EACH ACQUIRED FUND.

The respective obligations of each Acquired Fund and the Acquiring Fund hereunder are each subject to the further conditions that on or before the Closing Date:

8.1.	This Agreement and the transactions contemplated herein
shall have received all necessary shareholder approvals at the meeting of shareholders of each Acquired Fund referred to in paragraph 5.2.

8.2.	On the Closing Date, no action, suit or other proceeding
shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated hereby. On the Closing Date, the Securities and Exchange Commission will not have issued an unfavorable report under Section 25(b) of the 1940 Act, nor instituted any proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act.

8.3.	All consents of other parties and all other consents,
orders and permits of federal, state and local regulatory authorities (including those of the Securities and Exchange Commission and of state "Blue Sky" and securities authorities) deemed necessary by the Acquired Fund or the Acquiring Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquired Fund or the Acquiring Fund.

8.4.	The Registration Statement shall have become effective under the 1933 Act and no stop order suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

8.5.	The Acquired Fund shall have received a favorable opinion of
Ropes & Gray LLP satisfactory to the Acquired Fund, and the Acquiring Fund shall have received a favorable opinion of Ropes & Gray LLP satisfactory to the Acquiring Fund, each substantially to the effect that, on the basis of existing provisions of the Code, Treasury regulations promulgated thereunder, current administrative rules, pronouncements, and court decisions, while the matter is not free from doubt, generally for federal income tax purposes:

(a)	the transactions contemplated by this Agreement will
constitute a reorganization within the meaning of Section 368(a) of the Code, and the Acquired Fund and the Acquiring Fund will each be "a party to a reorganization" within the meaning of
Section 368(b) of the Code;

(b)	under Sections 361 and 357 of the Code, no gain or loss
will be recognized by the Acquired Fund upon the transfer of its assets to the Acquiring Fund in exchange for Acquiring
Fund shares and the assumption by the Acquiring Fund of the Acquired Fund's liabilities, or upon the distribution of Acquiring Fund shares by the Acquired Fund to its shareholders in liquidation;

(c)	under Section 354 of the Code, no gain or loss will
be recognized by shareholders of the Acquired Fund on the distribution of Acquiring Fund shares to them in exchange for their shares of the Acquired Fund;

(d)	under Section 358 of the Code, the aggregate tax
basis of the Acquiring Fund shares that the Acquired Fund's shareholders receive in exchange for their Acquired Fund shares will be the same as the aggregate tax basis of the Acquired Fund shares exchanged therefor;

(e)	under Section 1223(1) of the Code, an Acquired
Fund shareholder's holding period for the Acquiring Fund shares received will be determined by including the holding period for the Acquired Fund shares exchanged therefor, provided that at the time of the exchange the shareholder held the Acquired Fund shares as a capital asset;

(f)	under Section 1032 of the Code, no gain or loss
will be recognized by the Acquiring Fund upon receipt of the assets transferred to the Acquiring Fund in exchange for Acquiring Fund shares and the assumption by the Acquiring Fund of the liabilities of the Acquired Fund;

(g)	under Section 362(b) of the Code, the Acquiring
Fund's tax basis in the assets that the Acquiring Fund receives from the Acquired Fund will be the same as the Acquired Fund's tax basis in such assets immediately prior to such exchange;

(h)	under Section 1223(2) of the Code, the Acquiring
Fund's holding periods in such assets will include the Acquired Fund's holding periods in such assets; and

(i)	the Acquiring Fund will succeed to and take
into account the items of the Acquired Fund described in
Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Regulations thereunder.

The opinion will be based on certain factual certifications made by officers of the Acquired Fund and the Acquiring
Fund and will also be based on customary assumptions.
The opinion will note and distinguish certain published precedent. The opinion is not a guarantee that the tax consequences of the relevant reorganization will be as described above. There is no assurance that the Internal
Revenue Service or a court would agree with the opinion.

Ropes & Gray LLP will express no view with respect to the effect of the reorganization on any transferred asset as to which any unrealized gain or loss is required to be recognized at the end of a taxable year (or on the termination or transfer thereof) under federal income tax principles under federal income tax principles (i) at the end of a taxable year or upon termination thereof, or (ii) upon the transfer of such asset regardless of whether such a transfer would otherwise be a non-taxable transaction.

8.6.	At any time prior to the Closing, any of the
foregoing conditions of this Agreement, except paragraph
8.1, may be waived jointly by the board of directors/ trustees of each of the Acquired Company and the Acquiring Trust, if, in their judgment, such waiver will not have a material adverse effect on the interests of the shareholders of the Acquired Fund or the Acquiring
Fund.

9.	BROKERAGE FEES AND EXPENSES.

9.1.	Each Acquired Fund and Acquiring Fund represents
and warrants to the other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

9.2.	All fees and expenses incurred in connection
with the transactions contemplated herein shall be borne by the Adviser.

10.	ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES.

10.1.	Each Acquired Fund and the Acquiring Fund agree
that neither party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties.

10.2.	The representations, warranties and covenants
contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder except paragraphs 1.1, 1.2, 1.3, 1.5, 5.4,
5.6, 6.3, 9, 10, 13 and 14.

11.	TERMINATION.

11.1.	This Agreement may be terminated by the mutual
agreement of each Acquired Fund and the Acquiring Fund.
In addition, either an Acquired Fund or the Acquiring
Fund may at its option terminate this Agreement at or prior to the Closing Date because:

(a)	Of a material breach by the other of any
representation, warranty, covenant or agreement contained herein to be performed by the other party at or prior to the Closing Date;

(b)	A condition herein expressed to be precedent to
the obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met; or

(c)	Any governmental authority of competent
jurisdiction shall have issued any judgment, injunction, order, ruling or decree or taken any other action restraining, enjoining or otherwise prohibiting this Agreement or the consummation of any of the transactions contemplated herein and such judgment, injunction, order, ruling, decree or other action becomes final and non-appealable; provided that the party seeking to terminate this Agreement pursuant to this Section 11.1(c) shall have used its reasonable best efforts to have such judgment, injunction, order, ruling, decree or other action lifted, vacated or denied.

If the transactions contemplated by this Agreement have not been substantially completed by December 31, 2008, this Agreement shall automatically terminate on that date unless a later date is agreed to by both the Acquired Fund and the Acquiring Fund.

11.2.	If for any reason, except for willful default
by a party, the transactions contemplated by this Agreement are not consummated, no party shall be liable to any other party for any damages resulting therefrom, including without limitation consequential damages.

12.	AMENDMENTS.
       This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of each Acquired Fund and the Acquiring Fund; provided, however, that following the shareholders' meeting called by each Acquired Fund pursuant to paragraph 5.2 no such amendment may have the effect of changing the provisions for determining the number of the Acquisition Shares to be issued to shareholders of such Acquired Fund under this Agreement to the detriment of such shareholders without their further approval.

13.	NOTICES.

       Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by prepaid telegraph, telecopy or certified mail addressed to the Acquired Fund or the Acquiring Fund at One Financial Center, Boston, Massachusetts 02111, Attention: Secretary.

14.	HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT;
NON- RECOURSE.

14.1.	The article and paragraph headings contained in this
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

14.2.	This Agreement may be executed in any number of
counterparts, each of which shall be deemed an original.

14.3.	This Agreement shall be governed by and construed in
accordance with the domestic substantive laws of The Commonwealth of Massachusetts, without giving effect to any choice or conflicts of law rule or provision that would result in the application of the domestic substantive laws of any other jurisdiction.

14.4.	This Agreement shall bind and inure to the benefit of the
parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

14.5.	A copy of the Declaration of Trust of the Acquiring Trust
is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that no trustee, officer, agent or employee of the Acquiring Trust shall have any personal liability under this Agreement, and that this Agreement is binding only upon the assets and properties of the Acquiring Fund.



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       IN WITNESS WHEREOF, each of the parties hereto has
caused this Agreement to be executed as a sealed instrument by its President, a Vice President or Treasurer and attested by its Secretary or Assistant Secretary.

                                EXCELSIOR FUNDS, INC.
                                On Behalf of its International
                                 Fund

                                EXCELSIOR FUNDS TRUST
                                On behalf of its International
                                 Equity Fund

Attested by:

/s/ James R. Bordewick, Jr.
Name: James R. Bordewick, Jr.	By:	/s/ J. Kevin Connaughton
Title: Secretary       	        Name:	J. Kevin Connaughton
	                        Title:	Senior Vice President,
                                Chief Financial Officer and Treasurer


                                COLUMBIA FUNDS SERIES TRUST I
                                On behalf of Columbia International
                                 Growth Fund

Attested by:

/s/ James R. Bordewick, Jr.
Name: James R. Bordewick, Jr.	By:	/s/ J. Kevin Connaughton
Title: Secretary	        Name:	J. Kevin Connaughton
	                        Title:	Senior Vice President,
                                Chief Financial Officer and Treasurer


	                        Solely for purposes of Paragraph 6.3
                                 and 9.2 of the Agreement:

	                        COLUMBIA MANAGEMENT ADVISORS, LLC

Attested by:

/s/ James R. Bordewick, Jr.	By:	/s/ Christopher L. Wilson
Name: James R. Bordewick, Jr.	Name:	Christopher L. Wilson
Title: Secretary	        Title:	Managing Director



                                Schedule A

                   Acquired Funds and Acquiring Funds

Acquired Companies/Acquired Funds    Acquiring Trust/Acquiring Funds

EXCELSIOR FUNDS, INC.                COLUMBIA FUNDS SERIES TRUST I
  International Fund                   Columbia International Growth Fund
  Shares Class                         Class Z


EXCELSIOR FUNDS TRUST                COLUMBIA FUNDS SERIES TRUST I
  International Equity Fund            Columbia International Growth Fund
  Institutional Class                  Class Z